UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement

Approval of Executive Bonus Plan

On January 26, 2006, the Board of Directors of Chordiant Software, Inc. ("Chordiant" or the "Company") approved a (i) 2006 Executive Bonus Plan and (ii) a Special Profitability Bonus for the President, Worldwide Field Operations.

The Executive Bonus Plan covers the following executives: (President and Chief Executive Officer, President Worldwide Field Operations, Chief Operating Officer/Chief Financial Officer, Vice President Worldwide Engineering, Vice President Vision and Architecture, Vice President Human Resources, Vice President and Corporate Controller, Vice President Financial Planning and Analysis, Vice President Management Information Systems). Bonuses under this plan will be calculated and paid (if applicable) quarterly based on corporate results as compared against three measures: contract value (bookings) (40% weighting), expense management (40% weighting) and revenue (20% weighting). Total bonuses paid in the fiscal year under the plan shall not exceed 200% of the bonus opportunity for any one individual. Payment and earnings in any one quarter will be limited to a maximum of 100% of the participant's targeted bonus for that quarter. At the end of the fiscal year, the Company will calculate performance in total for the plan year and evaluate attainment against full plan year goals. Performance in excess of 100% of the total plan year goal will be paid not later than 60 days after fiscal year end according to the acceleration schedule for each measure.

The final decision to pay a bonus will remain the decision of the Board of Directors ("Board") or the Compensation Committee ("Committee") if so delegated by the Board. The Board may in its own discretion, determine to pay or not pay a bonus based upon the factors listed above or other Company performance criteria it deems appropriate. The factors listed above are guidelines to assist the Board, or the Committee, as the case may be, in its judgment but the final decision to pay or not pay is in the discretion the Board. In its discretion, the Committee may recommend, and the Board has the authority to approve, a payment of up to 50% of an executive's bonus opportunity to an individual(s) without regard to the performance criteria set forth in this plan.

No bonus is earned until it is paid under this plan. Therefore, in the event the employment of an executive eligible under this plan is terminated (either by the Company or by the eligible executive, whether voluntarily or involuntarily) before a bonus is paid, then the executive will not be deemed to have earned that bonus, and will not be entitled to any portion of that bonus.

Special Profitability Bonus for President, Worldwide Field Operations

During FY 2006, Chordiant is dedicated toward achieving profitability. The ability of the Company to complete license transactions that enhance profitability is essential to the continued success of the Company. In line with this objective, the President, Worldwide Field Operations will have the ability to earn up to an additional $37,500 per quarter for those quarters in which the Company achieves a pro-forma operating income profit after inclusion of this profitability bonus as stated in the paragraph below. The term "pro-forma operating income" refers to the pro forma financial statements made available each quarter by the Company to its investors.

The President, Worldwide Field Sales Operations is eligible to receive 25% of the quarter's first $150,000 of "pro-forma operating income" (after inclusion of this profitability bonus). The maximum payment in any one quarter under this plan will be $37,500 and the maximum payment in the fiscal year will be $150,000.

The final decision to pay a bonus will remain the decision of the Board of Directors or the Compensation Committee if so delegated by the Board. The Board may in its own discretion, determine to pay or not pay a bonus based upon the factors listed or other Company performance criteria it deems appropriate. The factors listed above are guidelines to assist the Board, or the Compensation Committee, as the case may be, in its judgment but the final decision to pay or not pay is in the discretion the Board. In its discretion, the Committee may recommend, and the Board has the authority to approve, a payment of up to 50% of the bonus opportunity of the President, Worldwide Field Sales Operations without regard to the performance criteria set forth in this plan.

Bonuses are generally calculated within thirty (30) days after the end of any given quarter and are generally paid within forty-five (45) days after the end of any given quarter, but not later than sixty (60) days following the end of such quarter. Bonuses are then paid in the next regularly-scheduled paycheck.

No bonus is earned until it is paid under this plan. Therefore, in the event that the employment of the President, Worldwide Field Sales Operations is terminated (either by the Company or by the President, Worldwide Field Sales Operations , whether voluntarily or involuntarily) before a bonus is paid, then the President, Worldwide Field Sales Operations will not have earned that bonus, and will not be entitled to any portion of that bonus.

CEO Offer Letter

On January 28, 2006, the Company extended an offer to Steven R. Springsteel, which he accepted, to become the President and Chief Executive Officer of the Company effective February 1, 2006. The offer was recommended by the Compensation Committee and approved by the Board of Directors. The Company and Mr. Springsteel executed an offer letter dated January 31, 2006 which provides that Mr. Springsteel will be paid an annual base salary of $495,000. He will be eligible for bonuses under Chordiant's 2006 Executive Bonus Plan for the 2006 fiscal year. His target bonus for the 2006 fiscal year is 80% of his base salary on a pro-rated basis. Mr. Springsteel's target bonus for the Company's second fiscal quarter will be pro-rated. Mr. Springsteel will receive a grant of an option to purchase one million shares of the Company's common stock (the "Option") on February 1, 2006. The Option will be subject to a four year vesting schedule (1/48th per month).

Mr. Springsteel is eligible for all standard Company benefits, including four weeks' paid vacation and medical and dental coverage, and a term life insurance policy in the amount of $1,000,000 (with premiums paid by the Company.) For purposes of Company benefits, he is given service credit for his prior tenure with the Company.
In the event of the consummation of a Change in Control (as defined in the offer letter), the Company will accelerate the vesting of any equity compensation that he has been granted as of the effective date of the Change in Control such that the equity compensation shall be fully vested for an additional twelve (12) month period as of the effective date of the Change in Control. Notwithstanding the foregoing, the Option will vest 100% as of the effective date of the Change in Control.

Either Mr. Springsteel or the Company may terminate his employment relationship at any time with or without Cause (as defined in the offer letter) on advance notice. If the Company terminates his employment without Cause at any time, or he resigns his employment for Good Reason (as defined in the offer letter) at any time, then: (i) the Company will make severance payments to Mr. Springsteel in the form of monthly payments in the amount of one hundred thousand dollars ($100,000) per month for ten (10) months following the termination date, and (ii) the vesting of any equity compensation that he has been granted through the last day of his employment will automatically accelerate such that the shares subject to each grant that would have vested had he remained employed for one year beyond the termination date will be fully vested for such additional one year period as of the termination date. Such acceleration shall be in addition to any accelerated vesting he previously received upon the consummation of a Change of Control (if any). If he resigns without Good Reason or his employment is terminated for Cause, all compensation and benefits will cease immediately, and he will receive no further compensation or benefits from the Company. The Company agreed to directly pay Mr. Springsteel's legal fees associated with entering into the offer letter, up to $15,000, upon receiving invoices for such services.

In the event that the payments and benefits provided for in the offer letter (such payments and benefits hereinafter referred to as "Payments") constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Company is obligated to pay such Excise Tax provided that the maximum amount of the Excise Tax Gross - Up Payment which the Company shall be obligated to pay shall be $1,500,000.

Mr. Springsteel has been a director of Chordiant since January 2004. From November 1996 to October 2000, Mr. Springsteel served as the executive vice president and chief financial officer of Chordiant.

A copy of the offer letter dated January 31, 2006 between Mr. Springsteel and the Company is filed herewith as Exhibit 10.1. A copy of the form of Mr. Springsteel's option agreement is filed herewith as Exhibit 10.2.

Separation terms relating to Mr. Stephen Kelly

The terms of Mr. Stephen Kelly's separation with the Company (which will be reflected in a written agreement) are:

1. Mr. Kelly will continue as an employee of the Company under the current terms of his employment arrangement ( the "Terms of Employment"), but not as an officer of the Company, for a period of ninety (90) days to ensure a smooth transition (the "Date of Termination").
2. Mr. Kelly will remain on the Board of Directors until the date of the Company's 2006 Annual Shareholders' Meeting unless there is a need for his resignation earlier due to the independence requirements of the Securities and Exchange Commission or The Nasdaq Stock Market.
3. Mr. Kelly will tender his written resignation on the Date of Termination effective the earlier of the date of the next Company's 2006 Annual Shareholders' Meeting or the date necessary for the Board to meet the independence requirements of the Securities and Exchange Commission or The Nasdaq Stock Market.
4. The Company will pay Mr. Kelly severance payments equal to Mr. Kelly's base salary of $400,000 for twelve months following the Date of Termination, subject to the standard payroll deductions and withholdings.
5. Mr. Kelly will sign a release in a form acceptable to the Company on the Date of Termination (the "Release Execution Date").
6. Mr. Kelly will be entitled to his bonus for the first two quarters of fiscal 2006, if earned, under the 2006 Executive Bonus Plan at the bonus range of 80% of his salary.
7. Mr. Kelly will be entitled to up to $5,000 for outplacement services upon receipt of the proper documentation of such services.
8. Mr. Kelly will be entitled to reimbursement for up to $2,000 in legal services for the review of the terms of his severance upon receipt of invoices for such services.
9. Mr. Kelly will vest 100% in the 125,000 share restricted stock grant provided that Mr. Kelly continues his employment through April 1, 2006.
10. Mr. Kelly will have one year from the time he resigns from the Board of Directors to exercise any outstanding and vested options.
11. Pursuant to Mr. Kelly's Terms of Employment, the Company will accelerate the vesting of 50% of the unvested options held by Mr. Kelly as of the Date of Termination which will be 20,139.

Other Compensation Actions

On February 1, 2006, the Board of Directors approved (i) base salary levels and bonus levels for George de Urioste, Chief Operating Officer and Chief Financial Officer, Robert Mullen, President, Worldwide Field Operations, and James St. Jean, Vice President, Worldwide Engineering, (ii) the payment of a spot bonus for the 2005 performance of George de Urioste, Chief Operating Officer and Chief Financial Officer (iii) a policy relating to certain non-cash benefits for certain identified officers as set forth below, (iv) granting options to purchase common stock of the Company to George de Urioste, Chief Operating Officer and Chief Financial Officer, and James St. Jean, Vice President, Worldwide Engineering, in the amounts set forth opposite their names below and (v) a restricted stock grant to Samuel Spadafora, the Chairman of the Board, in the amount set forth opposite his name below.

Officer	2006 Fiscal Year Salary	2006 Fiscal Year Bonus Opportunity	Spot Bonus	Option Grants or Restricted Stock Grant
George de Urioste	$350,000	60% of Salary	$125,000	Option for 200,000 shares of the Company's Common Stock vesting 1/48th monthly over 4 years
James St. Jean	$240,000	60% of Salary	N/A	Option for 50,000 shares of the Company's Common Stock vesting 1/48th monthly over 4 years
Samuel Spadafora	No change	No change	N/A	125,000 restricted shares 20,000 shares vesting April 1, 2006, July 1, 2006, October 1, 2006, January 1, 2007, April 1, 2007 and 25,000 shares vesting October 1, 2007

Non-Cash Benefits

Chordiant provides certain benefits to its officers to enhance the continuity and retention of its management team. These benefits are:

1. Executive physical at the Palo Alto Medical Clinic (west coast) or Massachusetts General Hospital (east coast). Benefit is to be as prescribed by the attending physician and limited to $2000 annually per person.
2. Tax advice and/or financial planning assistance to $1000 per person per year.
3. A life insurance policy payable in the amount of $1,000,000 to the executive's designated beneficiary with the premium paid by Chordiant.

Participating Executives are the Chairman of the Board, President and Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer, the President, Worldwide Field Operations, Vice President Worldwide Engineering, and Vice President and General Counsel.

Item 5.03 Amendment of By-laws.

On February 1, 2006, the Board of Directors of Chordiant Software, Inc. amended the Company's Bylaws to authorize the Chief Executive Officer to appoint employees as Vice Presidents without the consent of the Board of Directors or any Committee of the Board of Directors provided that such Vice Presidents do not report directly to the CEO and provided further that such Vice Presidents are not required to file reports under Section 16 of the Securities and Exchange Act of 1934.

Prior to the amendment, only the Board of Directors could appoint Vice Presidents.

A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective February 1, 2006, Stephen Kelly resigned as the Company's Chief Executive Officer. Subsequent to his resignation, Mr. Kelly will continue to be employed by the Company for a period of ninety (90) days to ensure a smooth transition. The Board of Directors made it a requirement that the Company's Chief Executive Officer be located at the Company's Corporate Headquarters in Cupertino, California and Mr. Kelly decided to continue to work and reside in Europe. Pursuant to the terms of separation set forth in Item 1.01 above, which terms are incorporated herein by reference, Mr. Kelly will remain on the Board of Directors of the Company until the earlier of the Company's 2006 Annual Shareholders' Meeting or such time as it becomes necessary for purposes of the independence requirements under the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market.

(c) Effective February 1, 2006, Steven R. Springsteel was appointed the President and Chief Executive Officer of Chordiant, pursuant to the terms of an offer letter described in Item 1.01 above which are incorporated herein by this reference. Mr. Springsteel, age 48, has been a director of Chordiant since January 2004. Since January 2003 through September 30, 2005, he has served as senior vice president of finance and administration and chief financial officer of Verity, Inc., a publicly traded provider of intellectual capital management software, and from September 2005 through December 2005, its president and chief financial officer, at which point Verity was sold. From November 2001 to January 2003, Mr. Springsteel served as the chief operating officer and chief financial officer of Sagent Technology, Inc., a publicly traded business intelligence software company, whose assets were acquired by Group 1 Software, Inc. in 2003. From October 2000 to November 2001, Mr. Springsteel served as the chief operating officer and chief financial officer of NOCpulse, a software company (subsequently sold to Red Hat). From November 1996 to October 2000, Mr. Springsteel served as the executive vice president and chief financial officer of Chordiant. Mr. Springsteel holds a BA in Business Administration from Cleveland State University.

Mr. Springsteel will continue to serve as a member of the Board of Directors. He resigned from the Audit Committee on January 28, 2006.

Committee Appointments

On January 28, 2006, the Board of Directors made the following appointments: (a) appointed David Weymouth, the Chairman of the Audit Committee and appointed William Raduchel to the Audit Committee and designated Mr. Raduchel the financial expert. David Springett remains a member of the Audit Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibits

3.2 Form of Bylaws of the Company

10.1 Offer Letter dated January 31, 2006 between Steven R. Springsteel and Chordiant Software, Inc.

10.2 Form of Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

Date: February 1, 2006	By: /s/ George de Urioste George de Urioste Chief Operating Officer and Chief Financial Officer